UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 13, 2014

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 210, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

See disclosure under Item 5.03 for information on a material modification to rights of the stockholders of CorEnergy Infrastructure Trust, Inc.

A copy of the revised Stock Certificate is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2014, CorEnergy Infrastructure Trust, Inc. (the “Company”) filed Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, effective as of January 10, 2014, to help ensure the Company complies with the requirements for taxation as a real estate investment trust (“REIT”).

In Article III, the purpose of the Company was changed to engage in business as a real estate investment trust.

In Article V, Section 5.1, the number of directors was amended to show that there are currently six directors of the Company, and the provision was removed that unless otherwise provided in the Bylaws, each director is elected by a majority of shareholders

Article V, Section 5.7 was added that if the Company qualifies as a REIT, the directors must use reasonable best efforts to preserve REIT status, and the directors may terminate the status if the directors determine that it is no longer in the best interests of the Company to qualify as a REIT.

Article V, Section 5.8 was added so the directors may enter into advisor agreements.

Article VII was added to include provisions on the restriction on transfer and ownership of shares to ensure the Company retains REIT status.  Under the new Article, no person may beneficially or constructively own more than 9.8% of the aggregate value of the Company’s outstanding stock, and no person may beneficially or constructively own more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of the Company’s common stock.  If there is a purported transfer of stock that would result in the Company’s disqualification as a REIT, the excess shares are automatically transferred to a trust for the benefit of a charitable organization, or, if such transfer to a trust would not avoid a violation of the ownership limitation provisions, the purported transfer shall be void ab initio.  The Board of Directors is also authorized to take action to prevent the purported transfer.  The Article also contains procedures for how the trust must dispose of the shares, and pay certain amounts back to the intended transferee of the shares.  The Company has the right to purchase shares held by the trust until the trustee sells the shares.  Each year, persons who own 5% or more of the Company’s outstanding stock must provide a written statement containing information regarding their ownership of the stock and, if requested, give information to the Company to enable it to determine the effect of such ownership on the Company’s status as a REIT and to ensure compliance with the ownership limitation provisions.  If requested, all other persons who own the Company’s outstanding stock must give information to the Company necessary for the Company to determine its status as a REIT.

In Article VIII (previously Article VII), the provisions related to certain extraordinary transactions are removed. A provision was added that the Charter of the Company can only be amended if deemed advisable by the Board of Directors and approved by a majority of votes cast in a vote of the shareholders.

In Article IX (previously Article VIII), Section 9.3 (previously 8.3) regarding the Company’s election as a business development company under the 1940 Act was removed.

A copy of the Articles of Amendment are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment and Restatement of CorEnergy Infrastructure Trust, Inc.

4.1	Form of Stock Certificate for Common Stock of CorEnergy Infrastructure Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: January 13, 2014	By:	/s Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of CorEnergy Infrastructure Trust, Inc.

4.1	Form of Stock Certificate for Common Stock of CorEnergy Infrastructure Trust, Inc.